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                                EXHIBIT 3.02

                              AMENDED ARTICLES
                              OF INCORPORATION
























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                                  REVISED

                         ARTICLES OF INCORPORATION

                                     OF

                           COMPUTRAC SYSTEMS, INC
                    (Formerly Trac Control Systems, Inc.)

      Pursuant to the provisions of Section 16 - 10- 60 of the Utah

Business Corporation Act, the undersigned corporation adopts the following revision to its Articles of Incorporation which supersedes the original

Articles of Incorporation and any amendments thereto.  These revised

Articles were adopted by  the unanimous vote of the shareholders as of

December 1, 1983 , as provided by law. There were 50,000 shares outstanding at the time with 50,000 shares approving adoption of the revised Articles and no shares voting to the contrary.


                       ARTICLE I - CORPORATE NAME
                       ----------------------------

     The name of the corporation is Computrac Systems, Inc

                   ARTICLE II - DURATION OF CORPORATION
                  -------------------------------------

     The corporation is to have perpetual existence

                     ARTICLE III - CORPORATE PURPOSES
                     --------------------------------
     The general purposes and objects for which the corporation is organized are:

     (a) To develop, manufacture, assemble, fabricate, import, lease,

purchase, or otherwise acquire, invest in, hold, use, license the use of,

install, handle, maintain, service or repair, sell, pledge, mortgage,

exchange, export, distribute, lease, assign, dispose of, and generally to trade and deal in and with, and otherwise as principal or agent, at wholesale, retail, on commission, or otherwise, electronic and computer systems and services, equipment and components, and electrical, mechanical,

and electro-mechanical apparatus and equipment of every kind and description, electronic, computer, telecommunication, communication,

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transmitting, teceiving, recording, reproducing, and similar equipment of every description, microwave devices and equipment, radio, sonar, radar,

television, and related devices and equipment, and similar goods, wares,

merchandise, commodities, articles of commerce, and property of every kind and description, and any and all products, machinery, equipment, services and supplies used or useful in connection therewith.

     (b) To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign,

transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including, without limitation, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein, or any property or assets created or issued by any person, firm, associations, or corporations, or any government or subdivisions, agencies ro instrumentalities thereof; to make payment therefor in any lawful manner or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities any and all rights, powers and privileges in respect thereof.

     (c)  To mortgage or pledge all, substantially all or part of the property or assets of the corporation, with or without the goodwill of the corporation.

     (d)  To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive  to or expedient for protection or benefit of this corporation,

and to do said acts as fully and to the same extent as and natural persons might, or could do, in any part of the world as principals, agents,

partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

     (e)  The foregoing clauses shall be construed both as objects and

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powers and shall not be held to limit or restrict in any manner the general powers of the corporation and the enjoyment and exercise thereof as conferred by the laws of the State of Utah; and it is the intention that the purposes , objects and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes, objects and powers.

                           ARTICLE IV - SHARES
                           --------------------

     The aggregate number of shares which the Corporation shall have authority to issue is 20,000,000, par value of $.001 per share. All shares of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid shares of the Corporation shall not be liable to any further call or assessment.

                      ARTICLE V - SHAREHOLDER RIGHTS
                     -------------------------------

     The authorized shares of stock of the Corporation may be issued  at such time, upon such terms and conditions, and for such consideration as the Board of Directors shall determine. Shareholders shall not have preemptive rights to acquire unissued shares of the stock of the

Corporation.

                           ARTICLE VI - BYLAWS
                           --------------------

     The Directors shall adopt Bylaws which are not inconsistent with law or these Articles for the regulation and management of the affairs of the

Corporation. The Bylaws may be amended from time to time or repealed pursuant to law.

            ARTICLE VII - OFFICERS' AND DIRECTORS' CONTRACTS
            -------------------------------------------------
     No contract or other transaction between this corporation and one or more of its directors or any other corporation,  firm,  association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such directors are present at the meeting of the Board of Directors, or a committee thereof, which
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authorizes, approved or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

      DATED this 16th day of January, 1984.

                                   TRAC CONTROL SYSTEMS, INC.
                                   By /s/ George Q. Nielsen
                                   ----------------------------------

                                   By /s/ Craig A. Christensen
                                   ----------------------------------

STATE OF UTAH         )
                  :SS.
COUNTY OF SALT LAKE   )


      On the 17th day of January, 1984,personally appeared before me George

Q. Nielsen and Craig A. Christensen who being by me first duly sworn severally declared that they are the persons who signed the foregoing document  as president and secretary, respectively, and that the statements therein contained are true.

                                   /s/ Marcia A. Hedenstrom, Notary Public
                                   ---------------------------------------
My Commission Expires: 8-18-86     Residing at Salt Lake County

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                           CORPORATE RESOLUTION

                         COMPUTRAC SYSTEMS, INC.


     RESOLVED, that Kent B. Hansen, President of Computrac Systems, Inc. is hereby authorized, directed and empowered to execute on behalf of the corporation all bank drafts in each of its checking accounts on Valley Bank
& Trust, Broadway Office and the execution of such drafts is hereby ratified and approved; and this resolution shall remain in full force and effect until written notice of its revocation is received by said bank.

     BE IT FURTHER RESOLVED, that the authority granted by this resolution shall apply with equal force and effect to the respective successors in office of the individuals herein named.

                             * * * * * * * *

     I, John M. Wunderli, Secretary of Computrac Systems, Inc., a corporation incorporated under the laws of the State of Utah, do hereby certify that the foregoing is a full, true and correct copy of a resolution of the Board of Directors of said corporation, duly and regularly passed and adopted at t meeting on the Board of Directors of said corporation which was duly and regularly called and held in all respects as required aby law and by the by-laws of said corporation, at the office thereof on the 30th day of July, 1985, at which meeting the majority of the Board of Directors of said corporation was present and voted in favor of such resolution.

     I further certify that said resolution is still in full force and effect and has not been amended or revoked, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for this corporation by virtue of this resolution.

     I further certify that Kent B. Hansen is President of said corporation.

     IN WITNESS WHEREOF, I have hereto set my hand as such Secretary this 15th day of August, 1985.

SPECIMEN SIGNATURES


/s/ Kent B. Hansen                                /s/ John M. Wunderli
-------------------------                        ------------------------
Kent B. Hansen, President                        Secretary of
                                                 Computrac Systems, Inc.

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                              AMENDMENT TO THE

                        ARTICLES OF INCORPORATION OF

                          COMPUTRAC SYSTEMS, INC.



     Computrac Systems, Inc., a corporation organized under the laws of the State of Utah on June 13, 1983, hereby adopts the following Amendment to its Articles of Incorporation pursuant to the provisions of Utah Revised Business Corporation Act, Sections 16-10a-1006.

                                    I

     The Articles of Incorporation shall be amended to read as follows:

                        ARTICLE 1 - CORPORATE NAME
                       ----------------------------

          The name of the corporation shall be Foureyes Holdings, Inc.

                                    II

     The shareholders voted and approved a one for twenty five reverse split of the outstanding shares of the Corporation. The authorized shares of common stock will remain at 20,000,000, $.001 par value common voting shares. There are currently 12,700,001 shares issued and outstanding in the Corporation. Following the reverse split and issuance of shares pursuant to the Agreement and Plan of Reorganization there will be 10,008,000 common shares outstanding.

                                   III

     The date of the adoption of the foregoing amendment and reverse split by the shareholders was August 21, 1997. The number of shares outstanding in the corporation and entitled to vote, as of the record date, on the amendment was 12,653,122. All stock in the Corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders.

                                    IV

     The number of shares that vote in favor of the above amendments was 11,999,385. The number os shares that voted against the above amendments was 1,000.

     Dated this 21st day of August, 1997.

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                              COMPUTRAC SYSTEMS, INC.

                        By:   /s/ Christopher Darke
                              ----------------------------------
                              Christopher Darke, President

                        By:   /s/ H.E. Blum
                              ---------------------------------
                              Harriette E. Blum, Secretary

STATE OF UTAH            )
                          : ss
COUNTY OF __________     )

     On the ___ day of August, 1997, personally appeared before me Christopher Darke and Harriette E. Blum, and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Secretary respectively and that they have read the foregoing instrument and know the contents there4of and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matter believe them to be true.



                              ________________________________________
                              NOTARY PUBLIC
                              Residing in:_______________________________
My Commission Expires: ______________


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                             AMENDMENT TO THE

                       ARTICLES OF INCORPORATION OF

                         FOUREYES HOLDINGS, INC.


     Foureyes Holdings, Inc., a corporation organized under the laws of the

State of Utah, June 13, 1988, hereby adopts the following Articles of

Amendment to its Articles of Incorporation pursuant to the provisions of the

Utah Business Corporation Act Section 16-10a-1006.


                                    I

     The Articles of Incorporation shall be amended to read as follows:

                                ARTICLE I

         The name of the corporation is The New Anaconda Company.

                                ARTICLE IV

                            AUTHORIZED SHARES

     The Corporation shall have the authority to issue one hundred million

(100,000,000) shares of Common Stock with a par value of $.001 per share.

All shares of the Corporation shall be of the same class and shall have the same rights and preferences.  Fully paid shares of the Corporation shall not be liable to any further call or assessment.

                                    II

     The date of the adoption of the foregoing amendments was June 7th ,

1999.  Pursuant to Section 16-10a-850 et. seq., Conflicting Interest

Transactions, the number of shares entitled to vote on the amendments was

987,699.

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                                    III

     The number of shares that voted in favor of the above amendments was

631,791.  The number of shares that voted against the above amendments was 0

(zero).


DATED this 7th day of June, 1999.
                                   FOUREYES HOLDINGS, INC.


                                   By: /s/ Paul de Rome
                                   ------------------------------
                                   Paul de Rome, President

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